Exhibit 4.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

SECOND AMENDMENT, dated as of July 22, 2009 (the “Second Amendment”), by and among Medarex, Inc., a New Jersey corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”).

RECITALS

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into a Rights Agreement, dated as of May 23, 2001, as amended by that certain Amendment to Rights Agreement dated as of November 6, 2007 (the “Rights Agreement”);

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), among the Company, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Puma Acquisition Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent (“Sub”), pursuant to which Sub will: (i) make a tender offer to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company, on the terms and subject to the conditions set forth in the Merger Agreement (such tender offer, as it may be amended and/or extended from time to time, is referred to in this Second Amendment as the “Offer”) and (ii) after acquiring the Shares pursuant to the Offer, Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (such merger is referred to in this Second Amendment as the “Merger”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date and for as long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Shares;

WHEREAS, the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Offer and the Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth below and has approved this Second Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

Section 2.  Amendments to Rights Agreement.

(a)           Amendment to Section 1(a). The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentences to the end of such Section 1(a):

“Notwithstanding anything in this Agreement to the contrary, none of Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), Puma Acquisition Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent (“Sub”), or any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person, either individually or collectively, in connection with (i) the approval, execution and/or delivery of the Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of July 22, 2009, among the Company, Parent and Sub, or the approval, execution and/or delivery of any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to a tender offer to acquire all of the outstanding shares of Common Stock to be commenced by Sub pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such tender offer, as it may be amended and/or extended from time to time pursuant to the terms of the Merger Agreement, is referred to in this Agreement as the “Offer”), (iii) the exercise of the option to purchase shares of Common Stock granted pursuant to Section 1.03 of the Merger Agreement (the “Top-Up Option”), (iv) the merger of Sub with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such merger is referred to in this Agreement as the “Merger”), (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement. However, (i) if the Merger Agreement is terminated prior to the Effective Time (as defined in the Merger Agreement), then the immediately preceding sentence shall be of no further force and effect and (ii) unless approved by the Company’s Board of Directors, the immediately preceding sentence shall not apply to any purchases of shares of Common Stock prior to the Effective Time by Parent, Sub or any of their respective Affiliates or Associates other than pursuant to the Merger Agreement.”

(b)           Amendment to Section 1(l). The definition of “Distribution Date” set forth in Section 1(l) of the Rights Agreement is hereby amended by adding the following sentence to the end of such Section 1(l):

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall occur in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

(c)           Amendment to Section 1(r). The definition of “Interested Stockholder” set forth in Section 1(r) of the Rights Agreement is hereby amended by adding the following sentences to the end of such Section 1(r):

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Sub, or any of their respective Affiliates or Associates, shall be deemed to be an Interested Stockholder, either individually or collectively, in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement. However, (i) if the Merger Agreement is terminated prior to the Effective Time (as defined in the Merger Agreement), then the immediately preceding sentence shall be of no further force and effect and (ii) unless approved by the Company’s Board of Directors, the immediately preceding sentence shall not apply to any purchases of shares of Common Stock prior to the Effective Time by Parent, Sub or any of their respective Affiliates or Associates other than pursuant to the Merger Agreement.”

(d)           Amendment to Section 1(ee). The definition of “Stock Acquisition Date” set forth in Section 1(ee) of the Rights Agreement is hereby amended by adding the following sentence to the end of such Section 1(ee):

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall occur in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

(e)           Amendment and Restatement of Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(a)         Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., Princeton, New Jersey time, on July 6, 2011, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board, the (“Final Expiration Date”)), (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof or (iii) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earlier of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).”

(f)            Amendment to Section 7(e). Section 7(e) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7(e) shall not apply in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

(g)           Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, no event requiring an adjustment under this Section 11(a) shall be deemed to have occurred in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

(h)           Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following provision at the end thereof:

“(e)         Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 13 shall not apply in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

(i)            Amendment to Section 30. Section 30 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Further, nothing in this Agreement shall be construed to give any holder of Rights or any other person, firm, corporation, partnership or other entity any legal or equitable rights, remedies or claims under this Agreement in connection with (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the acceptance for payment or purchase by Sub of shares of Common Stock pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the Merger, (v) the consummation of any other transactions contemplated by the Merger Agreement, or (vi) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement.”

Section 2.  Full Force and Effect.  Except as expressly amended by this Second Amendment, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. In the event of any conflict, inconsistency or incongruity between any provision of this Second Amendment and any provision of the Rights Agreement, the provisions of this Second Amendment shall govern and control.

Section 3.  Governing Law.  This Second Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 4.  Authority.  Each party represents that such party has full power and authority to enter into this Second Amendment and that this Second Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 5.  Successors and Assigns.  All of the covenants and provisions of this Second Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

Section 6.  Benefits of this Second Amendment.  Nothing in this Second Amendment shall be construed to give to any person, firm, corporation, partnership or other entity other than the Company, the Parent, the Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares) any legal or equitable right, remedy or claim under this Second Amendment; but this Second Amendment shall be for the sole and exclusive benefit of the Company, the Parent, the Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares).

Section 7.  Severability.  If any term, provision, covenant or restriction of this Second Amendment or applicable to this Second Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Second Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 8.  Counterparts.  This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.  Certification.  The Company hereby certifies to the Rights Agent that this Second Amendment is in compliance with Section 27 of the Rights Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS, WHEREOF, the parties to this Second Amendment have caused this Second Amendment to be duly executed, all as of the day and year first above written.

ATTEST:		MEDAREX, INC.

By:	/s/ Ursula Bartels	By:	/s/ Howard H. Pien
	Ursula Bartels, Secretary		Name:	Howard H. Pien
			Title:	President and Chief Executive Officer

Acknowledged and Approved by:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Michael G. Mullings
	Name:	Michael G. Mullings
	Title:	Vice President